SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REGENERATION TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGENERATION TECHNOLOGIES, INC.

11621 Research Circle

Alachua, Florida 32615

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Regeneration Technologies, Inc., to be held on Monday, April 26, 2004 at 10:00 a.m., Eastern Time, at the Hilton University of Florida Conference Center, 1714 SW 34th Street, Gainesville, Florida.

The accompanying formal Notice of Meeting and Proxy Statement sets forth proposals for your consideration this year. You are being asked: (i) to elect two directors to serve for a term of three years; and (ii) to approve our 2004 Equity Incentive Plan.

At the meeting, we will also report on our affairs and provide a discussion period for questions and comments of general interest to our stockholders.

We look forward to personally greeting those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

Thank you for your cooperation.

Very truly yours,

Brian K. Hutchison

Chairman, President and Chief Executive Officer

April 2, 2004

REGENERATION TECHNOLOGIES, INC.

11621 Research Circle

Alachua, Florida 32615

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice Is Hereby Given that the Annual Meeting of Stockholders of Regeneration Technologies, Inc. will be held on Monday, April 26, 2004 at 10:00 a.m., Eastern Time, at the Hilton University of Florida Conference Center, 1714 SW 34th Street, Gainesville, Florida for the following purposes:

(1)	To elect two directors to serve for the ensuing three years;

(2)	To approve the Regeneration Technologies, Inc. 2004 Equity Incentive Plan; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 24, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, we urge you to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if you mail the proxy in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

By Order of the Board of Directors

Thomas F. Rose

Vice President, Chief Financial Officer and Secretary

Alachua, Florida

April 2, 2004

REGENERATION TECHNOLOGIES, INC.

11621 Research Circle

Alachua, Florida 32615

PROXY STATEMENT

GENERAL INFORMATION

Policy Solicitation

This Proxy Statement (first mailed on or about April 2, 2004) is furnished to the holders of our common stock as part of the solicitation by our Board of Directors of proxies for use at the Annual Meeting of Stockholders or at any adjournment thereof. The Annual Meeting will be held on Monday, April 26, 2004, at 10:00 a.m., Eastern Time, at the Hilton University of Florida Conference Center, 1714 SW 34th Street, Gainesville, Florida.

We are holding the Annual Meeting in order: (1) to elect two directors for the ensuing three years; and (2) to approve the Regeneration Technologies, Inc. 2004 Equity Incentive Plan.

Management is not currently aware of any other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on these matters.

Proxies for use at the Annual Meeting are being solicited by our Board of Directors. Proxies will be solicited chiefly by mail; however, certain of our officers, directors, employees and agents, none of whom will receive additional compensation for their efforts, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.

Revocability and Voting of Proxy

We are enclosing a form of proxy for use at the Annual Meeting and a return envelope for the proxy. You may revoke the authority granted by the execution of a proxy at any time before the effective exercise of the powers conferred by that proxy by: (1) filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or (2) voting in person at the Annual Meeting. Shares of our common stock represented by properly executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies.

Record Date and Voting Rights

On March 24, 2004, there were 26,536,922 shares of our common stock outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on March 24, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Proxies received but marked “ABSTAIN” and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the National Association of Securities Dealers, Inc. (the “NASD”), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), NYSE-member brokers who hold shares of our common stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are permitted to vote on the election of our directors, but are not permitted to vote on the proposal to approve the 2004 Equity Incentive Plan. Under these NYSE rules, the proposal to approve the 2004 Equity Incentive Plan is a “non-discretionary” matter, which means that NYSE-member brokers who have not received voting instructions from beneficial owners of our common stock do not have discretion to vote the shares of our common stock held by those beneficial owners on this matter.

The affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Votes marked “ABSTAIN” and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter is required for the approval of our 2004 Equity Incentive Plan. Abstentions from voting on this proposal will have the practical effect of a vote against this proposal because an abstention results in one less vote for the proposal. Broker non-votes will have no effect on the outcome of this proposal.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 24, 2004 regarding the beneficial ownership of our common stock by: (1) each person known by us to own beneficially more than 5% of our outstanding common stock; (2) each of our directors and nominees for director; (3) each executive officer named in the Summary Compensation Table below; and (4) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. Unless otherwise indicated, the address of the beneficial owner is: c/o Regeneration Technologies, Inc., 11621 Research Circle, Alachua, Florida 32615.

	Shares Beneficially Vested and Owned(1)
Name and Address of Beneficial Owner	Number	Percent
Brian K. Hutchison(2)	338,000	1.3
Thomas F. Rose(3)	54,000	*
Roger Rose(4)	30,000	*
Caroline Hartill(5)	28,000	*
Charles Randal Mills(5)	67,680	*
Philip R. Chapman(6)	1,028,916	3.9
Peter F. Gearen(4)	32,133	*
Michael J. Odrich(7)	1,647,258	6.2
David J. Simpson(8)	14,490	*

Neil Gagnon 1370 Avenue of the Americas Suite 2002 New York, New York 10019(9)	1,763,727	6.6

LB I Group Inc. c/o Lehman Brothers Inc. 3 World Financial Center New York, New York 10285(7)	1,615,085	6.1

Welch Capital Partners, LLC 101 E. 52nd Street, 31st Floor New York, New York 10022(10)	1,618,672	6.1

Federated Kaufmann Fund 140 East 45th Street, 43rd Floor New York, New York 10017(11)	1,500,000	5.7

RS Investment Management Co. LLC 555 California Street, Suite 2500 San Francisco, California 94104(10)	976,850	3.7

All executive officers and directors, including those named as a group (11 persons)(13)	3,332,797	12.6

*	Represents beneficial ownership of less than 1%.
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after March 24, 2004, are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person.
(2)	Includes options to purchase 324,000 shares of our common stock.
(3)	Includes options to purchase 44,000 shares of our common stock.
(4)	Includes options to purchase 24,000 shares of our common stock.
(5)	Represents options to purchase shares of our common stock.
(6)	Includes options to purchase 9,962 shares of our common stock. Euro-America-II, L.P. holds 962,559 shares of our common stock and options to purchase 15,336 shares of our common stock, which Mr. Chapman may be deemed to beneficially own by virtue of his position as a partner in a partnership that is a member of the general partner of Euro-America-II, L.P. Mr. Chapman disclaims beneficial ownership of all shares other than those held in his name and to the extent of his pecuniary interest in Euro-America-II, L.P.
(7)	Includes options to purchase 14,440 shares of our common stock. We have been advised that Mr. Odrich has investment control with respect to shares of our common stock held by LB I Group Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The LB I holding includes an option to purchase 17,733 shares of our common stock. Mr. Odrich disclaims beneficial ownership of all shares other than those held in his name.
(8)	Includes options to purchase 4,333 shares of our common stock. Mr. Simpson also holds 10,000 shares of common stock and his wife owns 157 shares of common stock as part of an individual retirement account.
(9)	Information is derived from the Schedule 13G, dated December 31, 2003 filed by Mr. Gagnon with the Securities and Exchange Commission. Such filing states that Mr. Gagnon is deemed to have beneficial ownership as of December 31, 2003 of 1,763,727 shares.
(10)	Information is derived from the Schedule 13G, dated December 31, 2003 filed by Welch Capital Partners, LLC with the Securities and Exchange Commission. Such filing states that Welch Capital Partners, LLC is deemed to have beneficial ownership as of December 31, 2003 of 1,618,672 shares.
(11)	Information supplied by beneficial owner.
(12)	Information is derived from the Schedule 13G, dated March 10, 2004 filed by RS Investment Management Co. LLC (“RSI”) with the Securities and Exchange Commission. Such filing states that RSI is deemed to have beneficial ownership as of March 10, 2004 of 976,850 shares.
(13)	Includes options to purchase 663,937 shares of our common stock.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Board is divided into three classes with each director serving a three-year term and one class being elected each year. Messrs. Hutchison and Simpson are in the class of directors whose term expires in 2004. Each of these individuals will serve as a director until his term ends, subject to his earlier death, resignation or removal.

At the Meeting, Messrs. Hutchison and Simpson are to be elected to serve a three-year term until the 2007 Annual Meeting of Stockholders. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and to vote such proxy for the election of the nominees named below. In the event any nominee should become unable to serve as a director, an eventuality which management has no reason to believe will occur, proxies may be voted for another nominee. Each nominee has been nominated for election to our Board by our Board of Directors and each has consented to serve if elected.

The nominees and our continuing directors, their respective ages, the year in which each first became one of our directors and their principal occupations or employment during the past five years are as follows:

Director	Age	Year First Became Director	Employment History

NOMINEES FOR ELECTION FOR A TERM ENDING 2007

Brian K. Hutchison	44	2001	Mr. Hutchison joined us on December 1, 2001 as President and Chief Executive Officer, and became Chairman of the Board in December 2002. Prior to this time, he served 12 years in various positions for Stryker Corporation, a leading worldwide medical services company, most recently as Vice President of worldwide product development and distribution and previously as Senior Vice President and Chief Operating Officer for Stryker Howmedica’s Osteonics Division. Mr. Hutchison earned a bachelor’s degree in business administration from Grand Valley State University in 1981. He also completed the Program for Management Development from Harvard Business School in 1995.

David J. Simpson	57	2002	Mr. Simpson has served as a member of our Board of Directors since October 2002. He formerly served as Chief Financial Officer and Secretary of Stryker Corporation, a leading worldwide medical products and services company, from June 1987 until January 1, 2003, when he was appointed Executive Vice President of Stryker Corporation. He had previously been Vice President and Treasurer of Rexnord Inc., a manufacturer of industrial and aerospace products since 1985. Mr. Simpson earned a bachelor’s degree of business administration in accounting and finance from Western Michigan University and attended the advanced management program at Harvard University.

Director	Age	Year First Became Director	Employment History

CONTINUING DIRECTOR TERM ENDING 2006

Philip R. Chapman	42	1998	Mr. Chapman has served as a member of our Board of Directors since we began operations in February 1998. He is the President of Venad Administrative Services, Inc., a management services company, and has been a General Partner of Adler & Company, an investment management company, since 1995. Mr. Chapman is also a director of Shells Seafood Restaurants, Inc. He holds a B.S. and an M.B.A. from Columbia University.

CONTINUING DIRECTORS TERM ENDING 2005

Peter F. Gearen	55	1998	Dr. Gearen has served as a member of our Board of Directors since we began operations in February 1998. Dr. Gearen was Chief of Staff at the Shands Hospital at the University of Florida and served as Assistant Dean of Clinical Affairs at the University of Florida College of Medicine from 1992 until 1999. He also has been an Associate Professor of Orthopedics at the University of Florida College of Medicine since 1993. He was appointed Chairman of the Department of Orthopedics in May 2002. Dr. Gearen holds a B.A. from Spring Hill College and an M.D. from the Stritch Loyola Medical School.

Michael J. Odrich	40	1998	Mr. Odrich has served as a member of our Board of Directors since we began operations in February 1998. Mr. Odrich is a Managing Director of Lehman Brothers Inc. and head of its Private Equity Division. He also is a member of the Lehman Brothers Investment Committee. Mr. Odrich holds a B.A. from Stanford University and received an M.B.A. from Columbia University. Mr. Odrich also serves on the board of directors of PEMSTAR, Inc., an electronics manufacturing services company.

Vote Required

Directors must be elected by a plurality of votes cast at the meeting. This means the nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as directors. If you do not vote for a nominee, or you indicate “withholding authority” on your proxy card, your vote will not count either for or against the nominee. Also, if your broker does not vote on this proposal it will have no effect on the election.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS TO BE IN REGENERATION TECHNOLOGIES’ BEST INTERESTS AND IN THE BEST INTERESTS OF ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL NO. 2

APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

On February 11, 2004, our Board of Directors approved and adopted our 2004 Equity Incentive Plan (the “Plan”), subject to stockholder approval at our 2004 Annual Meeting of Stockholders. The Plan will become effective upon its approval by our stockholders.

As of March 24, 2004, approximately 409,732 shares of our common stock remained available for new awards under the Omnibus Stock Plan and approximately 3,098,909 shares of our common stock were subject to outstanding awards under the Omnibus Stock Plan. While the Omnibus Stock Plan will remain in place, it does not provide sufficient shares for us to maintain competitive award levels. If approved by stockholders, the Plan will provide us with an additional 2,000,000 shares for new awards and will also provide us with enhanced flexibility with regard to the types of awards that we may make in the future.

Summary of the 2004 Equity Incentive Plan.

The principal features of the Plan are summarized below. This summary is qualified in its entirety by the provisions of the Plan, a copy of which is attached hereto as Annex A.

Purpose of Plan and Types of Awards.    The purpose of the Plan is to attract, motivate, reward and retain our key personnel through the use of equity-based incentive compensation awards, including options to purchase shares of common stock, stock awards, stock units award, stock appreciation rights (“SARs”), dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards.

Eligibility.    We may grant awards under the Plan to any present or future directors, officers, other employees and other of our key personnel (including, consultants). As of March 24, 2004, five directors, seven officers, and approximately 385 other employees and five other key personnel were eligible to receive awards under the Plan.

Available Shares.    Subject to adjustment to reflect stock dividends and other capital changes, we may issue and sell up to 2,000,000 shares of our common stock under the Plan. If any shares are subject to an award under the Plan that is forfeited, cancelled, expires, lapses or otherwise terminates without the issuance of such shares, those shares will again be available under the Plan. Likewise, shares that are tendered to us by a participant as full or partial payment of the exercise or purchase price of any award granted under the Plan or in payment of any withholding tax incurred in connection with any award under the Plan shall be available for issuance under the Plan.

Individual Award Limits.    In any single calendar year, no employee may be granted options and SARs relating to more than 500,000 shares of common stock (as adjusted to reflect stock splits and other capital changes). In any single calendar year, no employee may earn other equity awards, subject to performance–based vesting criteria, relating to more than the employee’s “annual limit,” which for this purpose, is 100,000 shares (as adjusted to reflect stock splits and other capital changes) plus the amount of the employee’s unused “annual limit” as of the close of the previous year. For these purposes, “earn” means satisfaction of the applicable performance conditions without regard to whether the award is to be settled currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition. An employee’s “annual limit” is used at the time of the grant of the award, regardless of whether the shares subject to such award are subsequently earned.

Administration.    The Plan will be administered by our Board of Directors or a committee comprised of at least two directors appointed by and serving at the pleasure of our Board of Directors (the “Committee”). The Committee will determine whether, when and to whom awards will be made. The Committee will also determine the terms and conditions of each award and will have authority to interpret, apply and construe the provisions of the Plan or an award. We expect that our Board of Directors will appoint the Compensation Committee as the Committee under the Plan.

Subject to applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

Amendment and Termination.    The Plan may be amended or terminated at any time by our Board of Directors, subject, however, to stockholder approval in the case of certain material amendments such as an increase in the aggregate number of shares available under the Plan, an increase in the individual “annual limits” on option, SAR and other equity awards described above or a modification in the class of persons eligible to receive awards under the Plan. Unless terminated earlier by our Board of Directors, the Plan will terminate ten years from the date that our stockholders approve the Plan.

Stock Option Awards.    Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee may determine and the Committee may impose restrictions on shares acquired upon exercise of an option, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to the exercise of an option.

The exercise price per share of a stock option award may not be less than the fair market value of a share of common stock on the date the option is granted. The “repricing” (as defined in the Plan) of options granted under the Plan is not permitted without stockholder approval.

All options must expire no later than ten years from the date of grant. Under the Plan, the Committee may establish such exercisability and other conditions applicable to an option following the termination of an option holder’s employment or other service with us as the Committee deems appropriate.

Stock and Stock Unit Awards.    The Committee may grant stock awards upon such terms and conditions as it may determine. Stock awards may take the form of a transfer of shares of common stock or an award of stock units representing a right to receive shares of common stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions. The purchase price payable for shares transferred pursuant to a stock award must be at least equal to their par value, unless other lawful consideration is received or treasury shares are delivered.

Unless the Committee determines otherwise, a non-vested stock award will be forfeited upon the recipient’s termination of service. If a non-vested stock award is forfeited, the recipient will be entitled to receive from us an amount equal to any cash purchase price paid by the recipient for the shares covered by the forfeited award. With respect to any stock award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock award nor any shares of common stock issued pursuant to the award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to us in accordance with the terms of the award or the Plan. Shares underlying any non-vested stock award are considered issued under the Plan unless such award is forfeited.

Unless otherwise determined by the Committee, the recipient of a stock award will be entitled to receive dividend payments (or, in the case of an award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying award), may exercise voting rights if and to the extent shares of common stock have been issued to the recipient pursuant to the award, and will have no other rights as a stockholder with respect to such shares unless and until the shares are issued free of all conditions and restrictions under the Plan.

Other Equity-Based Awards.    The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards to eligible persons. These awards may entail the transfer of shares of common stock to an award recipient or the payment in cash or otherwise of amounts based on the value of shares of common stock and may include, without limitation, awards designed to comply with or take advantage of the applicable tax and/or other laws. A SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value (as determined by the Committee, in its sole discretion), an amount equal to the fair market value of a share of common stock at an exercise or designated settlement date minus a specified base price, which shall not be less than the fair market value of a share at the date of grant of the SAR.

Performance-Based Awards.    The Committee may condition the grant, exercise, vesting or settlement of an award made under the Plan on the achievement of specified objective performance goals. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee. A performance goal must be prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date (when fulfillment is substantially uncertain) not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period and must be based on any one or more of the following business criteria applied to an individual, a subsidiary, business unit or division, of the Company and any one or more of its subsidiaries or affiliates as a group, as determined by the Committee:

(i) total revenue or any key component thereof;

(ii) operating income, pre-tax or after-tax income from continuing operations, EBITA or net income;

(iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv) earnings per share or earnings per share from continuing operations (basic or diluted);

(v) return on capital employed, return on invested capital, return on assets or net assets;

(vi) after-tax return on stockholders’ equity;

(vii) economic value created;

(viii) operating margins or operating expenses;

(ix) value of our common stock or total return to stockholders;

(x) value of an investment in our common stock assuming the reinvestment of dividends;

(xi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; and/or

(xii) a combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for awards intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Coe of 1986, as amended (the “Code”), the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals are achieved and the extent to which each performance-based award has been earned. The Committee may not exercise its discretion to enhance the value of an award that is subject to performance-based conditions.

New Plan Benefits.    Because awards under the Plan will be made on a discretionary basis, the awards to be granted under the Plan are not determinable at this time.

Certain Federal Income Tax Consequences

An option holder will not recognize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an “incentive stock option” (within the meaning of Section 422 of the Code) will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and we will receive a corresponding deduction, subject to the deduction limitation of Section 162(m) of the Code (described below). Upon a later sale of the stock, the optionee will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income realized on the exercise.

The holder of an “incentive stock option” will not recognize taxable income upon the exercise of the option (although, on exercise, the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the “incentive stock option” is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain recognized on the sale is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had not been an incentive stock option, and we receive a corresponding deduction, subject to the deduction limitation of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date and the option holder is employed by us at all times beginning on the date of grant and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss recognized upon the sale will be capital gain or loss and we will not be entitled to a deduction. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

Section 162(m) of the Code generally denies publicly-held corporations a federal income tax deduction for taxable year compensation exceeding $1 million paid to the chief executive officer or any of the four other highest paid executive officers, excluding “performance-based” compensation. Although the Plan has been designed so that compensation attributable to options, SARs and other performance-based awards will generally qualify as exempt “performance-based compensation,” it is possible that compensation attributable to awards under the Plan will not be deductible by virtue of Section 162(m) of the Code.

Interest of Directors and Executive Officers in Proposal No. 2.

If the Plan is approved by our stockholders, all members of the Board of Directors and all executive officers would be are eligible to participate in the Plan. Because awards under the Plan will be determined at the discretion of the Committee, we are not able to determine the number or type of awards, if any, that will be granted under the Plan to our directors or executive officers.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter is required for the approval of our 2004 Equity Incentive Plan. Abstentions from voting on this proposal will have the practical effect of a vote against this proposal because an abstention results in one less vote for the proposal. Broker non-votes will have no effect on the outcome of this proposal.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the National Association of Securities Dealers, Inc. (the “NASD”), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), NYSE-member brokers who hold shares of our common stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on the proposal to approve the 2004 Equity Incentive Plan. Under these NYSE rules, the proposal to approve the 2004 Equity Incentive Plan is a “non-discretionary” matter, which means that NYSE-member brokers who have not received voting instructions from beneficial owners of our common stock do not have discretion to vote the shares of our common stock held by those beneficial owners on this matter.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003, with respect to the shares of our common stock that may be issued under our existing equity compensation plan.

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	3,137,157	$7.75	372,084

Equity Compensation Plans Not Approved by Stockholders	0	0	0

Total	3,137,157	$7.75	372,084

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN.

CORPORATE GOVERNANCE

Board of Directors

Our current Board of Directors consists of five members, a majority of whom have been determined by our Board to be “independent” as defined in Rule 4200(a)(15) of The Nasdaq Stock Market. Those directors are David J. Simpson, Philip R. Chapman, Peter F. Gearen and Michael J. Odrich.

During 2003, the Board of Directors held 8 meetings and did not execute any consents in lieu of meeting. Each director attended each of such meetings. The Board of Directors also regularly holds executive sessions of the independent directors. All members of the Board of Directors attended our 2003 Annual Meeting of Stockholders. All of our directors are expected to attend the 2004 Annual Meeting of Stockholders.

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, which assist our Board of Directors in discharging its responsibilities.

Audit Committee

Our Audit Committee is charged with, among other things, the appointment of our independent auditors, as well as discussing and reviewing with the independent auditors the scope of the annual audit and results thereof, pre-approving the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. Our Audit Committee also reviews interim financial statements included in our quarterly reports and reviews documents filed with the Securities and Exchange Commission. Our Audit Committee is currently composed of Messrs. Chapman, Gearen and Simpson. Our Board of Directors has determined that Mr. Simpson qualifies as an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Our Board has also determined that each member of our Audit Committee is “independent” as defined in Rule 4200(a)(15) of The Nasdaq Stock Market and that each member satisfies the financial literacy requirements of The Nasdaq Stock Market. During 2003, our Audit Committee met 13 times. The charter of our Audit Committee is attached hereto as Annex B and is available on our website at www.rtix.com/investors/auditcharter.cfm.

Compensation Committee

Our Compensation Committee plans, reviews and administers our executive compensation programs. Our Compensation Committee is currently composed of Messrs. Chapman and Simpson. Our Board has determined that each member of our Compensation Committee is “independent” as defined in Rule 4200(a)(15) of The Nasdaq Stock Market. Our Compensation Committee met once during 2003. The charter of our Compensation Committee is available on our website at www.rtix.com/investors/compencharter.cfm.

Nominating and Governance Committee

Our Nominating and Governance Committee was established for the purposes of assisting our Board of Directors in its selection of nominees for election to the Board at annual meetings of the our stockholders and to fill any vacancies or newly created directorships and assisting the Board of Directors in its corporate governance oversight. Our Nominating and Governance Committee is currently composed of Messrs. Gearen and Odrich. Our Board has determined that each member of the Compensation Committee is “independent” as defined in Rule 4200(a)(15) of The Nasdaq Stock Market. During 2003, the Nominating and Governance Committee did not meet, although, to date in 2004, the Nominating and Governance Committee met one time to approve the nominees for election as directors. The charter of the Nominating and Governance Committee is available on our website at www.rtix.com/investors/nomincharter.cfm.

Director Nomination Process

Stockholder Nominations

Our Nominating and Governance Committee reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intention to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “Stockholder Proposals.”

Director Qualifications

Members of our Board of Directors must have personal and professional integrity, demonstrate exceptional ability and judgment and shall be effective, in conjunction with other nominees and directors, collectively, in serving our and our stockholders’ long-term interests. We believe that having directors with relevant experience in business and other organizations of comparable size or in related industries is beneficial to us. The Nominating and Governance Committee may also consider such other factors as are in our and our stockholders’ best interests.

Identifying Nominees

The Nominating and Governance Committee identifies nominees by first identifying the desired skill and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit ideas for possible candidates from members of the Board, senior executives, individuals personally known to members of the Board, third party search firms and prospective candidates recommended by stockholders.

Communications with the Board

Our Board of Directors maintains a process for stockholders to communicate with the Board or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary at our principal office at 11621 Research Circle, Alachua, Florida 32615. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of our shares that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Code of Ethics for Senior Financial Professionals

Our Board of Directors has adopted a Code of Ethics for Senior Financial Professionals, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Ethics for Senior Financial Professionals is available on our website at www.rtix.com/investors/ethicsfp.cfm.

Code of Conduct

Our Board of Directors has also adopted a Code of Conduct applicable to all of our directors, officers and employees. The Code of Conduct is available on our website at www.rtix.com/investors/code.cfm.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the Board of Directors or the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

To our knowledge, our directors, executive officers and beneficial owners of more than ten percent of our common stock are in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their respective ages and positions as of March 24, 2004, were as follows:

Name	Age	Position With the Company
Brian K. Hutchison	44	Chairman, President and Chief Executive Officer

Thomas F. Rose	53	Vice President, Chief Financial Officer and Secretary

Roger W. Rose	44	Vice President of Distribution, Marketing and Donor Services

Caroline Hartill	47	Vice President of Quality Assurance and Regulatory Affairs

Charles Randal Mills	32	Vice President of Business Development

Joseph W. Condon	42	Vice President of Operations

Louis E. Barnes III	40	Vice President of Cardiovascular

Brian K. Hutchison has served as our President and Chief Executive Officer since December 2001, and became Chairman of the Board in December 2002. Prior to this time, he served 12 years in various positions for Stryker Corporation, a leading worldwide medical services company, most recently as Vice President of worldwide product development and distribution and previously as Senior Vice President and Chief Operating Officer for Stryker Howmedica’s Osteonics Division. Mr. Hutchison earned a bachelor’s degree in business administration from Grand Valley State University in 1981. He also completed the Program for Management Development from Harvard Business School in 1995.

Thomas F. Rose has served as our Vice President, Chief Financial Officer and Secretary since May 2002. Mr. Rose served the previous ten years as vice president and chief financial officer at A. M. Todd Group, based in Kalamazoo, Michigan. From 1988 to 1991, Mr. Rose was vice president and corporate controller for Sotheby’s Holdings Inc. in New York. Prior to this, Mr. Rose was an audit partner with Ernst & Whinney (currently Ernst & Young) in New York, providing audit, tax and consulting services for clients in a variety of industries for fifteen years. Mr. Rose earned a bachelor’s degree in business administration from Western Michigan University.

Roger W. Rose has served as our Vice President of Distribution, Marketing and Donor Services since December 2002. Prior to joining us in October 2002, Mr. Rose served 7 years in various positions with Stryker Corporation, including vice president of sales and vice president of marketing for Stryker’s medical division. Mr. Rose also has extensive experience in healthcare sales and marketing with 20 years of service with healthcare companies such as Stryker, Johnson & Johnson, Herman Miller and Nellcor. Mr. Rose holds a bachelor’s degree in business administration from Western Michigan University.

Caroline A. Hartill has served as our Vice President of Quality Assurance and Regulatory Affairs since December 2002 and our Executive Director of Quality Assurance and Regulatory Affairs since October 2001. Prior to that, Ms. Hartill was an independent consultant working with biotechnology and medical device companies worldwide. Ms. Hartill earned a bachelor’s degree in health sciences from Birmingham University in England, as well as a master’s degree in management from the University of Wolverhampton in England. Ms. Hartill has also earned master’s level credits in sterilization science from Manchester University.

Charles Randal Mills has served as our Vice President of Business Development since June 2003. He previously served as our Vice President of Operations and prior to that was Director of Regulatory and Technical Affairs. Dr. Mills was with the University of Florida Tissue Bank from 1994 to 1998 where he served as the Manager of the Biomedical Services. Dr. Mills holds a bachelor’s degree in microbiology and physiology, as well as post-graduate training in clinical pathology from Shands Hospital at the University of Florida, where he also received his Ph.D.

Joseph W. Condon has served as our Vice President of Operations since June 2003. From March 2000 until 2003, he served as vice president of operations for Stryker Howmedica Osteonics. Mr. Condon has 15 years of experience running manufacturing facilities for Stryker Howmedica Osteonics and Stryker Medical, as well as Atwood Automotive and KL Spring and Stamping Corporation. Mr. Condon earned a bachelor’s degree in mechanical engineering from University of Illinois at Chicago and a master’s in business administration from Illinois Institute of Technology.

Louis E. Barnes, III has served as our Vice President of Cardiovascular since August 2000. Prior to that he served in various positions within the company. From 1992 to 1998, Mr. Barnes served in various positions with LifeNet Transplant Services, a tissue processing and procurement company, his last position being Director of Professional Services. Mr. Barnes holds a bachelor’s degree in education from the University of Georgia and a master’s in business administration from the University of Alabama.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation for fiscal 2003, 2002 and 2001 awarded to, earned by or paid to our chief executive officer and our four most highly compensated executive officers other than our chief executive officer who were serving as executive officers at December 31, 2003.

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation Awards			All Other Compensation ($)
Name and Principal Position		Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Awards ($)	Number of Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Brian K. Hutchison	2003	$364,103	$125,000	—	—	20,000	—	$12,700	(2)
Chairman, President	2002	352,054	210,000	—	—	600,000	—	—
and Chief Executive Officer	2001	20,192	61,400	—	—	500,000	—	—

Thomas F. Rose	2003	190,449	50,000	—	—	20,000	—	8,915	(3)
Vice President, Chief	2002	118,059	75,000	—	—	200,000	—	1,233
Financial Officer and Secretary	2001	—	—	—	—	—	—	—

Roger W. Rose(1)	2003	185,673	46,000	—	—	20,000	—	3,092	(4)
Vice President of	2002	30,677	65,200	—	—	100,000	—	—
Distribution, Marketing and Donor Services	2001	—	—	—	—	—	—	—

Caroline Hartill	2003	174,958	45,000	—	—	20,000	—	11,325	(5)
Vice President of	2002	159,808	30,000	—	—	40,000	—	9,161
Quality Assurance and Regulatory Affairs	2001	—	—	—	—	—	—	—

Charles Randal Mills	2003	151,599	40,000	—	—	20,000	—	9,387	(6)
Vice President of	2002	140,190	40,000	—	—	100,000	—	7,765
Research and Development	2001	—	—	—	—	—	—	—

(1)	Mr. Rose began employment with us effective October 21, 2002.
(2)	Includes matching contributions under our 401(k) Plan of $12,000 and payment of $700 for term life insurance.
(3)	Includes matching contributions under our 401(k) Plan of $7,592 and payment of $1,323 for term life insurance.
(4)	Includes matching contributions under our 401(k) Plan of $2,173 and payment of $919 for term life insurance.
(5)	Includes matching contributions under our 401(k) Plan of $10,498 and payment of $827 for term life insurance.
(6)	Includes matching contributions under our 401(k) Plan of $9,096 and payment of $291 for term life insurance.

The following table sets forth information on option grants in the fiscal year ended December 31, 2003 to the persons named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name						5%	10%
Brian K. Hutchison	20,000	(2)	4.8	$9.33	4/28/2013	$117,372	$297,455
Thomas F. Rose	20,000	(2)	4.8	9.33	4/28/2013	117,372	297,455
Roger W. Rose	20,000	(2)	4.8	9.33	4/28/2013	117,372	297,455
Caroline Hartill	20,000	(2)	4.8	9.33	4/28/2013	117,372	297,455
Charles Randal Mills	20,000	(2)	4.8	9.33	4/28/2013	117,372	297,455

(1)	Amounts reflected in these columns represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified annually compounded rates of appreciation of our common stock over the term of the options. These numbers are calculated based on rules adopted by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of our common stock.
(2)	Such options were granted on April 28, 2003 pursuant to our Omnibus Stock Plan. Subject to the recipient’s continued service with us, 20% of these options will become exercisable on each anniversary date from April 28, 2004 through April 28, 2008.

The following table sets forth information with respect to: (1) exercises of stock options during fiscal year 2003 and (2) unexercised stock options held at December 31, 2003 by the persons named in the Summary Compensation Table.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

	Option Exercises		Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
	Shares Acquired On Exercise	Value Realized(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian K. Hutchison	—	—	320,000	800,000	$905,200	$3,238,400
Thomas F. Rose	—	—	40,000	180,000	246,400	1,018,200
Roger W. Rose	—	—	20,000	100,000	45,200	213,400
Caroline Hartill	—	—	24,000	76,000	63,520	251,080
Charles Randal Mills	—	—	55,000	116,800	224,334	535,710

(1)	The “value realized” represents the difference between the exercise price of the option and the closing price of our common stock on The Nasdaq Stock Market on the date of exercise.
(2)	The value for an “in-the-money” option represents the difference between the exercise price of the option and the closing price of our common stock on The Nasdaq Stock Market on December 31, 2003 of $10.96.

Employment Agreements

We entered into an employment agreement with Mr. Hutchison effective December 1, 2001. The agreement provides for an annual base salary of $350,000 for the first two years, after which his salary will be reviewed annually by our Board of Directors. The agreement expires on November 30, 2004. Mr. Hutchison is also eligible to receive an annual bonus, beginning in the first fiscal quarter of 2003, in an amount to be determined by our Board of Directors provided we achieve certain specified goals. When he entered into the employment agreement with us, Mr. Hutchison received a sign-on bonus and related tax gross-up totaling $61,400, temporary housing and moving expenses and an option to purchase 500,000 shares of our common stock. This option is subject to a stock option agreement under which one-fifth of the option vests on each anniversary date of the grant. In April 2003 and May 2002, Mr. Hutchison received an additional option to purchase 20,000 and 600,000, respectively, shares of our common stock, which are also subject to five-year vesting.

Our agreement with Mr. Hutchison provides for us to pay for a $1.0 million life insurance policy payable to a beneficiary of Mr. Hutchison’s choosing. Mr. Hutchison is also eligible to receive standard employee benefits and matching contributions to our 401(k) plan of up to 6% of his salary up to the maximum excludable dollar amount permitted by the Internal Revenue Code. If we terminate Mr. Hutchison without “cause,” he will be entitled to severance pay equal to his salary and benefits for one year from the date of termination. In the event of termination for “cause,” Mr. Hutchison will not be entitled to severance pay. In either case, or in the case of a voluntary termination by Mr. Hutchison, he will be precluded from competing with us for two years following termination.

We entered into an employment agreement with Mr. Thomas Rose effective May 1, 2002. The agreement provides for an annual base salary of $180,000 for the first two years, after which his annual base salary will be reviewed annually. The agreement expires on May 1, 2004, subject to automatic one-year renewal periods. Mr. Thomas Rose is also eligible to receive a bonus at any time during the year, or after the close of the year. When he entered into the agreement, Mr. Thomas Rose also received an option to purchase 200,000 shares of our common stock. This option is subject to a stock option agreement under which one-fifth of the option vests each anniversary date of the grant. In April 2003, Mr. Thomas Rose received an additional option to purchase 20,000 shares of our common stock, which also is subject to five-year vesting.

We entered into an employment agreement with Mr. Roger Rose effective October 4, 2002. The agreement provides for an annual base salary of $175,000 for the first year, after which his annual base salary will be reviewed annually. The agreement expires on October 20, 2004, subject to automatic one-year renewal periods. Mr. Roger Rose is also eligible to receive a bonus during the first calendar quarter of each year of the agreement. When he entered into the agreement, Mr. Roger Rose also received an option to purchase 100,000 shares of our common stock and a signing bonus of $40,000. This option is subject to a stock option agreement under which one-fifth of the option vests each anniversary date of the grant. In April 2003, Mr. Roger Rose received an additional option to purchase 20,000 shares of our common stock, which also is subject to five-year vesting.

Compensation of Directors

Our directors who are also our employees or officers do not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred relating to their attendance at meetings of our Board of Directors. Beginning January 1, 2004, our non-employee directors are eligible to receive an annual retainer of $15,000, to be paid in quarterly installments. In addition, our non-employee directors are eligible to receive a stipend of up to $3,000 per meeting, $500 to $2,000 per committee meeting and reimbursement for their expenses incurred relating to their attendance at meetings of the Board of Directors and committees thereof. The Chairman of our Audit Committee receives additional annual compensation of $10,000 in recognition of the increased responsibilities of the Audit Committee as a result of rules and regulations enacted by the Securities and Exchange Commission and The Nasdaq Stock Market pursuant to the Sarbanes-Oxley Act of 2002. At the discretion of our Board of Directors or Compensation Committee, our directors are also eligible to receive awards under our Omnibus Stock Plan, and, if Proposal No. 2 is approved by our stockholders, directors will also be eligible to receive awards under our 2004 Equity Incentive Plan. In 2003, all of our non-employee directors received a grant of an option to purchase 10,000 shares of our common stock. In 2002, one of our non-employee directors received a grant of an option to purchase 3,000 shares of our common stock.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

General.    The Compensation Committee, presently consisting of Messrs. Chapman and Simpson, is responsible for the planning, review and administration of our executive compensation programs. Prior to the establishment of the Compensation Committee, the Board of Directors administered the executive compensation programs, monitored corporate performance and its relationship to compensation of executive officers and made appropriate decisions concerning matters of executive compensation. The Board of Directors adopted a written charter for the Compensation Committee on March 5, 2004, a copy of which is available on our website at www.rtix.com/investors/compencharter.cfm.

Our objective on the Committee is to provide a superior return to stockholders. To support this objective, we believe we must attract, retain and motivate top quality executive talent. The executive compensation program we adopt is a critical tool in this process. The executive compensation program is designed to link executive compensation to our performance through at-risk compensation opportunities, providing significant reward to executives based on our success. The executive compensation program consists of base salary, annual cash incentive opportunities and long-term incentives represented by stock options.

Base Salary.    The Compensation Committee establishes our executive salary levels and recognizes the importance of a competitive compensation structure in retaining and attracting senior executives. The Compensation Committee annually reviews executive compensation of companies in similar industries, and of similar size and geographic location. The Compensation Committee also periodically meets with a consulting firm to discuss our executive compensation practices. The salaries received by executives generally reflect their levels of responsibility and other factors such as assessments of individual performance.

Bonuses.    The bonuses paid to Mr. Hutchison and Mr. Thomas Rose are based on, among other things, our overall performance, net income, and cash flow for that year. Bonuses for other executive officers are based on both individual performance objectives and selected company performance objectives including net income, cash flow, operating income, revenue increases, accounts receivable days sales outstanding and inventory turnover ratios.

Stock Options.    Stock option grants have historically been used by the company as part of its compensation program for employees, including executives and management team members. The stock option program permits employees to buy a specific number of shares of common stock in the future. Since stock options gain value only if the price of the common stock increases above the option exercise price, the use of stock option grants reflects our philosophy of linking compensation to performance. In addition, the Compensation Committee believes that stock option grants to executives and management team members help to provide an incentive for their continued employment and otherwise more closely align their interests with the interests of stockholders. We also have used stock options as part of compensation packages developed to attract highly qualified employment candidates.

Option grants made by the Compensation Committee during 2003 to executive officers included the grant of performance options for the purchase of 158,000 shares of common stock. These option grants were part of the Compensation Committee’s program to provide executives with an added long-term incentive through stock-based compensation. The options vest over the next 5 years, at 20% annually on the anniversary date of the grant.

Chief Executive Officer Compensation.    The compensation of Mr. Hutchison, our Chairman, President and Chief Executive Officer, was $501,803 during 2003. In December 2001, we hired Mr. Hutchison to serve as our Chief Executive Officer and President. In approving Mr. Hutchison’s employment agreement, the Compensation Committee recognized that in order to attract and retain an executive such as Mr. Hutchison, a competitive salary and benefits package would be required. Accordingly, it was decided that an annual salary of $350,000 for the first two years and annual review thereafter, together with the other benefits afforded under the agreement, would be appropriate. The Compensation Committee also decided that the immediate grant of an option to purchase 500,000 shares of our common stock, with the potential for further grants over the next three years totaling an additional 500,000 shares, would be an appropriate means to tie Mr. Hutchison’s compensation to the performance of the entire enterprise. In May 2002, the full Board of Directors (including the then-current Compensation Committee members) decided to grant Mr. Hutchison an option to purchase an additional 600,000 shares in lieu of the potential additional grants under his employment agreement.

In fiscal 2003, we awarded Mr. Hutchison a bonus of $125,000 and granted him options to purchase 20,000 shares of our common stock. His bonus was based on accomplishment of targets for cash flow and net income as set forth and approved by the Board of Directors. We deem the compensation arrangements with Mr. Hutchison to be appropriate considering our overall performance in 2003.

Tax Effects.    Section 162(m) of the Code generally denies publicly-held corporations a federal income tax deduction for taxable year compensation exceeding $1 million paid to the chief executive officer or any of the four other highest paid executive officers, excluding “performance-based” compensation. Through December 31, 2003, this provision has not limited our ability to deduct executive compensation. Nevertheless, although the Compensation Committee considers the net cost to us in making compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will be fully deductible.

General.    The Compensation Committee believes that linking executive compensation to individual accomplishments as well as corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As strategic and performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal year 2003 adequately reflect our compensation goals and policies.

Compensation Committee,

Philip R. Chapman

David J. Simpson

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, presently consisting of Messrs. Chapman, Gearen and Simpson, reviews our financial reporting process, our system of internal controls, our audit process and the process for monitoring compliance with laws and regulations. All of the Audit Committee members satisfy the definition of independent director as established in the rules of The Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002. The Board of Directors adopted an amended written charter for the Audit Committee on October 27, 2003, which is attached hereto as Annex B and is available on our website at www.rtix.com/investors/auditcharter.cfm.

Management is responsible for our financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes.

The Audit Committee reviewed our audited consolidated financial statements with the Board of Directors and management, and discussed with Deloitte & Touche LLP, the independent auditors during the 2003 fiscal year, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independent Standards Board Standard No. 1 and discussed with them their independence.

After reviewing and discussing the audited consolidated financial statements, the Audit Committee recommended that these audited consolidated financial statements be included in our Annual Report on Form 10-K. The Audit Committee has appointed Deloitte & Touche LLP, independent auditors, to audit the accounts of Regeneration Technologies for the year 2004, subject to approval of the scope of the audit engagement and the estimated audit fees.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Audit Committee,

Philip R. Chapman

Peter F. Gearen

David J. Simpson

STANDARDS & POORS BIOTECHNOLOGY INDEX

COMPARISON OF STOCKHOLDER RETURN

The Securities and Exchange Commission requires us to present a chart comparing the cumulative total stockholder return on our common stock with the cumulative total stockholder return of: (1) a broad equity market index, and (2) a published industry or line-of-business index. We selected the Standards & Poors Biotechnology Index based on our good faith determination that this index fairly represents the companies which compete in the same industry or line-of-business as we do. The chart below compares our common stock with the Nasdaq Composite Index and the Standards & Poors Biotechnology Index and assumes an investment of $100 on August 10, 2000 (the date our shares began trading on The Nasdaq Stock Market) in each of the common stock, the stocks comprising the Nasdaq Composite Index and the stocks comprising the Standards & Poors Biotechnology Index.

COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN*

AMONG REGENERATION TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S & P BIOTECHNOLOGY INDEX

*	$100 invested on 8/10/00 in stock or on 7/31/00 in index-including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective January 1, 2003, we entered into an exclusive License and Distribution Services Agreement with Stryker Endoscopy, a division of Stryker Corporation, to serve as the exclusive distributor of allografts we process for use in sports medicine surgeries, including reconstruction and repair of the knee, hip, shoulder, wrist, elbow, foot and ankle. The agreement is for an initial term ending December 31, 2004 and is automatically renewable for one year periods thereafter unless prior notice is given by either party. David J. Simpson, one of our directors, currently serves as an Executive Vice President of Stryker Corporation and was Chief Financial Officer of Stryker Corporation from June 1987 until January 1, 2003.

AUDIT MATTERS

Independent Public Accountant

The Audit Committee has appointed Deloitte & Touche LLP, independent auditors, to audit our accounts for the year 2004, subject to the approval of the scope of the audit engagement and the estimated audit fees. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years were $394,200 and $433,000, respectively.

Audit Related Fees

The aggregate fees billed by Deloitte for professional services rendered for audit-related services for the fiscal years ended December 31, 2003 and 2002 were $0 and $52,000, respectively. Audit related services include services in connection with our private placement of our common stock in late 2002.

Tax Fees

The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and 2002 totaled $125,223 and $157,115, respectively.

All Other Fees

The aggregate fees billed by Deloitte for services rendered to us, other than the services described above under “Audit Fees”, “Audit Related Fees”, and “Tax Fees”, for the fiscal years ended December 31, 2003 and 2002 were $135,017 and $1,681,674, respectively. All other fees principally relate to consulting services relating to our 2002 restructuring plan and a dispute regarding contractual terms with one of our distributors.

The Audit Committee has determined that the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit Committee shall pre-approve any additional audit services and permissible non-audit services. All “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

STOCKHOLDER PROPOSALS

All stockholder proposals intended to be presented at our Annual Meeting of Stockholders to be held in 2005 must be received by us no later than December 1, 2004 for inclusion in the Board of Directors’ proxy statement and form of proxy relating to the Annual Meeting.

OTHER BUSINESS

Our Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors

Dated: April 2, 2004

ANNUAL REPORT

A copy (without exhibits) of our Annual Report, including our report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, has been provided with this Proxy Statement. Additional copies of the Form 10-K are available, free of charge, upon request directed to:

Investor Relations

Regeneration Technologies, Inc.

11621 Research Circle

Alachua, Florida 32615

Telephone: (386) 418-8888

Our 2003 Form 10-K is also available through our website at www.rtix.com/investors/financial.cfm. Our Form 10-K is not proxy soliciting material.

Annex A

REGENERATION TECHNOLOGIES, INC.

2004 EQUITY INCENTIVE PLAN

1.    Background.  The purpose of the Regeneration Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”) is to facilitate the ability of Regeneration Technologies, Inc., a Delaware corporation (the “Corporation”), and its Affiliates (as defined below) to attract, motivate and retain key personnel through the use of equity-based incentive compensation awards (“Awards”).

2.    Certain Definitions.  Under the Plan, except where the context otherwise indicates, the following definitions shall apply:

(a)    “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b)    “Board” shall mean the Board of Directors of the Corporation.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)    “Common Stock” shall mean shares of the Corporation’s common stock, par value of $.001 per share.

(e)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)    “Fair Market Value” of a share of Common Stock, as of any date, shall mean, unless otherwise required by the Code or determined by the Committee:

(i)    the last reported sale price of the Common Stock on the Nasdaq National Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

(ii)    if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

(iii)    if such Common Stock shall not be quoted on such National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

(iv)    if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee (as defined below) in its discretion.

(g)    “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(h)    “Securities Act” shall mean the Securities Act of 1933, as amended.

3.    Administration.

(a)    Committee.  The Plan shall be administered by the Board or a committee (the “Committee”) comprised of at least two members of the Board, each of whom shall qualify as an “outside director” within the meaning of Section 162(m) or the Code and as a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act. If for any reason the Committee does not satisfy the requirements of the preceding sentence, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

(b)    Responsibility and Authority of Committee.  Subject to the provisions of the Plan, the Committee, acting in its discretion, shall have responsibility and full power and authority to (1) select the persons to whom Awards shall be made, (2) prescribe the terms and conditions of each Award and make amendments thereto, (3) construe, interpret and apply the provisions of the Plan and of any Grant Agreement, and (4) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Corporation’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c)    Delegation of Authority.  Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

(d)    Committee Actions.  A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decisions of the Committee as to any disputed question arising in connection with the Plan and any Award made under the Plan, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e)    Indemnification.  The Corporation shall indemnify and hold harmless each member of the Committee (or person, group or subcommittee appointed by the Committee) and any employee or director of the Corporation or of an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

4.    Limitations on Awards Under the Plan.

(a)    Aggregate Share Limitation.  The number of shares of Common Stock that may be issued under the Plan may not exceed 2,000,000. Subject to applicable law, shares are not considered issued for this purpose if such shares are (1) covered by the unexercised portion of an option that terminates, expires, is canceled or is settled in cash, (2) repurchased by the Corporation or forfeited by the recipient of an Award, (3) subject to an Award that is forfeited, canceled, terminated or settled in cash, or (4) withheld or surrendered as payment of the exercise or purchase price under an Award or the tax withholding obligations associated with the exercise, vesting or settlement of an Award.

(b)    Annual Individual Award Limitations.  The maximum number of shares of Common Stock covered by options and stock appreciation rights (“SARs”) granted to an employee in a calendar year is 500,000. The maximum number of shares that may be earned by an employee with respect to any calendar year pursuant to performance-based Awards (other than options and SARs) described in Section 9 of the Plan is 100,000. Any unused portion of the annual limitation on performance-based Awards that may be earned by an employee may be carried forward on a cumulative basis.

(c)    Special Rules.  For purposes of applying the limitations of Section 4(b), (1) an employee’s Award is “earned” upon satisfaction of the applicable performance condition(s), without regard to whether settlement of the Award is deferred or remains subject to a continuing service or other non-performance based condition, and (2) an employee’s annual performance limit is “used” at the time of grant of the Award, without regard to whether the Award is subsequently earned.

5.    Eligibility.  The Corporation may grant Awards under the Plan to any present or future directors, officers, other employees and other key personnel (including, consultants) of the Corporation or an Affiliate.

6.    Stock Option Awards.

(a)    General.  Stock options granted under the Plan shall have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. The Committee may impose restrictions on shares acquired upon, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

(b)    Minimum Exercise Price.  The exercise price per share of Common Stock covered by an option may not be less than 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (110% in the case of “incentive stock options” (within the meaning of Section 422 of the Code) granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code).

(c)    Limitation on Repricing of Options.  Unless and except to the extent otherwise approved by the stockholders of the Corporation, the “repricing” of options granted under the Plan shall not be permitted. For this purpose, “repricing” means: (1) amending the terms of an option after it is granted to lower its exercise price, (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) canceling an option at a time when its exercise price is equal to or greater than the fair market value of the underlying shares, in exchange for another option, restricted stock or other equity; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 10 (relating to capital and other corporate changes) shall not be deemed a repricing. A cancellation and exchange described in clause (3) of the preceding sentence shall be considered a repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the optionee.

(d)    Maximum Duration.  Unless sooner terminated in accordance with its terms, an option shall automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an “incentive stock option” granted to an employee who is a 10% stockholder).

(e)    Effect of Termination of Employment or Other Service.  At the time an option is granted or, if no rights of the optionee are thereby reduced, thereafter, the Committee may establish such exercisability and other conditions applicable to the option following the termination of the optionee’s employment or other service with the Corporation and its Affiliates as the Committee deems appropriate.

(f)    Nontransferability.  No option shall be assignable or transferable except upon the optionee’s death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the Committee, or if there is no designated beneficiary or if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. During an optionee’s lifetime, options may be exercised only by the optionee or the optionee’s guardian or legal representative. Notwithstanding the foregoing, the Committee may permit the inter vivos transfer of an optionee’s options (other than options designated as “incentive stock options”) by gift to any “family member” on such terms and conditions as the Committee deems appropriate. For this purpose, a “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the optionee’s household (other than a tenant or employee), a trust in which such persons have a majority of the beneficial interest, a foundation in which the management of assets is controlled by such persons (or the optionee), and any other entity in which a majority of voting interests are owned by such persons (or the optionee).

(g)    Manner of Exercise.  An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Corporation (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 11. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of Common Stock (to the extent of the fair market value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by the Corporation or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

(h)    Rights as a Stockholder.  No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Corporation. The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until the option is validly exercised, the exercise price is paid fully and applicable withholding obligations are satisfied fully.

7.    Stock Awards.  The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. A stock Award may take the form of the issuance and transfer to the recipient of shares of Common Stock or a grant of stock units representing a right to receive shares of Common Stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

(a)    Minimum Purchase Price.  The purchase price payable for shares of Common Stock transferred pursuant to a stock Award must be at least equal to their par value, unless other lawful consideration is received by the Corporation for the issuance of the shares or treasury shares are delivered in connection with the Award.

(b)    Stock Certificates for Non-Vested Stock.  Shares of Common Stock issued pursuant to a non-vested stock Award may be evidenced by book entries on the Corporation’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for shares is issued before the stock Award vests, the certificate shall bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares, and the Corporation may require that any or all such stock certificates be held in custody by the Corporation until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares issued pursuant to non-vested stock Awards, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

(c)    Stock Certificates for Vested Stock.  The recipient of a stock Award that is or becomes vested shall be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for the vested shares covered by the Award, subject, however, to the payment or satisfaction of withholding tax obligations in accordance with Section 11. The delivery of vested shares covered by an Award of stock units may be deferred if and to the extent provided by the terms of the Award or directed by the Committee.

(d)    Rights as a Stockholder.  Unless otherwise determined by the Committee, (1) the recipient of a stock Award shall be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award), (2) the recipient of a non-vested stock Award may exercise voting rights if and to the extent that shares of Common Stock have been issued to the recipient pursuant to the Award, and (3) the recipient shall have no other rights as a stockholder with respect to such shares unless and until the shares are issued to the recipient free of all conditions and restrictions under the Plan.

(e)    Nontransferability.  With respect to any stock Award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock Award nor any shares of Common Stock issued pursuant to the Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Corporation in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing before such time shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the shares or the Award, as the case may be.

(f)    Termination of Service Before Vesting; Forfeiture.  Unless the Committee determines otherwise at or after the time of the grant, a non-vested stock Award shall be forfeited upon the recipient’s termination of employment or other service with the Corporation and its Affiliates. If a non-vested stock Award is forfeited, any certificate representing shares subject to such Award shall be canceled on the books of the Corporation and the recipient shall be entitled to receive from the Corporation an amount equal to the purchase price, if any, paid for such shares. If an Award of stock units is forfeited, the recipient shall have no further right to receive the shares of Common Stock represented by such units.

8.    Other Equity-Based Awards.  The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this Section may entail the transfer of shares of Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of applicable tax and/or other laws. Shares of Common Stock covered by an Award made under this Section shall be deemed to have been issued under the Plan for the purpose of applying the aggregate share limitation of Section 4(a) if and when such shares or the Award to which such shares relate shall become vested. An SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value (as determined by the Committee, in its sole discretion), an amount equal to the fair market value of a share at an exercise or designated settlement date minus a specified base price, which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

9.    Performance-Based Awards.

(a)    General.  The Committee may condition the grant, exercise, vesting or settlement of Awards on the achievement of specified performance goals in accordance with this Section. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

(b)    Objective Performance Goals.  A performance goal established in connection with an Award covered by this Section must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following business criteria applied to an individual, a subsidiary, a business unit or division, or the Corporation and any one or more of its subsidiaries or Affiliates as a group, all as determined by the Committee:

(i)    total revenue or any key component thereof;

(ii)    operating income, pre-tax or after-tax income from continuing operations, EBITA, EBITDA or net income;

(iii)    cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv)    earnings per share or earnings per share from continuing operations (basic or diluted);

(v)    return on capital employed, return on invested capital, return on assets or net assets;

(vi)    after-tax return on stockholders’ equity;

(vii)    economic value created;

(viii)    operating margins or operating expenses;

(ix)    value of the Common Stock or total return to stockholders;

(x)    value of an investment in the Common Stock assuming the reinvestment of dividends;

(xi)    strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, Affiliates or joint ventures; and/or

(xii)    a combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for Awards intended to qualify as “performance-based” under Section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

(c)    Calculation of Performance-Based Award.  At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based Award has been earned. The Committee may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

10.    Capital Changes, Reorganization, Sale.

(a)    Adjustments Upon Changes in Capitalization.  The aggregate number and class of shares issuable under the Plan, the maximum number and class of shares with respect to which options, SARs or other Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding stock unit or other Award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Corporation’s capital stock.

(b)    Cash, Stock or Other Property for Stock.  Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), all optionees shall be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as part of an Exchange Transaction, the stockholders of the Corporation receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding options shall be converted into options to purchase shares of Exchange Stock. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options shall be substantially the same as the vesting conditions set forth in the original Grant Agreement. The Board, acting in its discretion, may accelerate vesting of non-vested stock Awards and other Awards, provide for cash settlement and/or make such other adjustments to the terms of any outstanding Award as it deems appropriate in the context of an Exchange Transaction.

(c)    Definition of Exchange Transaction.  For purposes hereof, the term “Exchange Transaction” means a merger (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Corporation or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Corporation receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

(d)    Fractional Shares.  In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment.

(e)    Determination Final.  All adjustments under this Section shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

11.    Tax Withholding.  As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Corporation or an Affiliate relating to an Award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Corporation and/or the Affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Corporation to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section by electing to have the Corporation withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules); provided, however, that no shares may be withheld if and to the extent that such withholding would result in the recognition of additional accounting expense by the Corporation.

12.    Amendment and Termination.  The Board may amend or terminate the Plan, provided, however, that no such action may have an adverse effect on a holder’s rights under an outstanding Award without the holder’s written consent. Any amendment that would increase the aggregate number of shares of Common Stock issuable under the Plan or the maximum number of shares with respect to which options, SARs or other Awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive Awards shall be subject to the approval of the Corporation’s stockholders. The Committee may amend the terms of any Grant Agreement or Award made hereunder at any time and from time to time, provided, however, that any amendment which would have an adverse effect on a holder’s rights under an outstanding Award may not be made without the holder’s written consent.

13.    General Provisions.

(a)    Shares Issued Under Plan.  Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Corporation in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

(b)    Compliance with Law.  The Corporation shall not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

(c)    Transfer Orders; Placement of Legends.  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Corporation may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Corporation may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)    No Employment or other Rights.  Nothing contained in the Plan or in any Grant Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Corporation or an Affiliate or interfere in any way with the right of the Corporation and its Affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service.

(e)    Decisions and Determinations Final.  All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

(f)    Certain Limitations Relating to Accounting Treatment of Awards.  At any time that the Corporation is accounting for stock-denominated Awards (other than SARs) under Accounting Principles Board Opinion 25 or a comparable successor thereto (“Applicable Accounting Rule”), the Corporation intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Grant Agreement would result, under the Applicable Accounting Rule, in “variable” accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 12 of the Plan.

(g)    Nonexclusivity of the Plan.  No provision of the Plan, and neither its adoption by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and Awards which do not qualify as “performance-based compensation” under Section 162(m) of the Code.

14.    Governing Law.  All rights and obligations under the Plan and each Grant Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

15.    Term of the Plan.  The Plan shall become effective on the date it is approved by the Corporation’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

Annex B

REGENERATION TECHNOLOGIES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED CHARTER

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Regeneration Technologies, Inc. (the “Company”).

I.	PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements and (3) the independent auditors’ qualifications and independence; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) retain and terminate the Company’s independent auditors; (d) approve audit and non-audit services to be performed by the independent auditors; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent auditors and management of the Company.

II.	COMPOSITION

The Committee shall have a minimum of three members appointed by the Board who serve until replaced by the Board. The Chairman of the Board shall designate the Chairman of the Committee. The members of the Committee shall meet the independence, experience and financial literacy requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. In addition, at least one member shall be an “audit committee financial expert”, as defined by the SEC. All members of the Committee shall have a working familiarity with basic finance and accounting practices. The Board shall review these requirements on an annual basis to insure continued compliance by the members of the Committee.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and The Nasdaq Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least quarterly, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV.	COMMITTEE AUTHORITY, DUTIES AND RESPONSIBILITIES

The Company’s independent auditor shall report directly to the Committee. The Committee shall be directly responsible for, and have sole authority as to, the appointment, retention and termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding accounting matters and financial reporting matters.

In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.    Oversight of the Financial Reporting Processes

1.    In consultation with the independent accountants review the integrity of the organization’s financial reporting processes, both internal and external.

2.    Review and approve all related-party transactions.

3.    Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider any alternative accounting principles and estimates presented to it.

4.    Annually review major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

5.    Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

6.    Meet at least annually with the chief financial officer and the independent accountants in separate executive sessions.

7.    Review analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

8.    Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle (“GAAP”) methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9.    Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

B.    Review of Documents and Reports

1.    Review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and any reports or other financial information submitted to investors, including any certification, report, opinion or review rendered by the independent auditors. Consider, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent auditors and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.    Review and discuss with management and the independent auditors earnings press releases, as well as financial information and earnings guidance provided to investors and rating agencies.

3.    Review with management and the independent auditors any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

4.    Prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

5.    Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

C.    Independent Accountant Matters

1.    Interview and retain the Company’s independent auditors, considering the accounting firm’s independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent auditors.

2.    Meet with the independent auditors and the Company’s financial management to review the scope of the proposed external audit for the current year.

3.    Approve, in advance of the work being performed, the scope of all audit and permissible non-audit services of the independent accountant.

4.    On an annual basis, the Committee shall evaluate the independent auditors’ qualifications, performance and independence. To assist in this undertaking, the Committee shall request information and consider (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues and (c) all relationships the independent auditors have with the Company and relevant third parties in order to determine the impact, if any, of such relationships on the independent auditors’ independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent auditors, but also non-audit services performed or proposed to be performed.

5.    The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Public Company Accounting Oversight Board) and shall approve in advance any non-audit services to be provided by the independent auditors.

6.    Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent auditors and the senior members of the external audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law.

7.    Review the performance of the independent auditors and terminate the independent auditors when circumstances warrant.

8.    Establish and periodically review the Company’s hiring policies relating to current or former employees of the independent auditors.

9.    Review with the independent auditors any problems or difficulties the auditors may have encountered and any “management” or “internal control” letter provided by the independent auditors and the Company’s response to that letter. Such review should include:

(a)    any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management; and

(b)    any accounting adjustments that were proposed by the independent auditors that were not agreed to by the Company.

10.    Communicate with the independent auditors regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and he Nasdaq Stock Market may direct by rule or regulation.

11.    Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

12.    Oversee the relationship with the independent auditors by discussing with the independent auditors the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent auditors have full access to the Committee (and the Board) to report on any and all appropriate matters.

13.    Discuss with the independent auditors prior to the audit the general planning and staffing of the audit.

D.    Audit Control Matters

1.    Discuss with management policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

2.    Following completion of the annual external audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.    Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

4.    Periodically review and monitor compliance with the Company’s code of conduct.

5.    Maintain procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting, internal controls or auditing matters.

6.    Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its own performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.	INVESTIGATIONS AND STUDIES

The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII.	MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

PLEASE MARK VOTES REVOCABLE PROXY

[X] AS IN THIS EXAMPLE REGENERATION TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED BY THE

BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2004

The undersigned, a stockholder of Regeneration Technologies, Inc. (the “Corporation”), hereby constitutes and appoints Brian K. Hutchison and Thomas F. Rose and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Monday, April 26, 2004, and at any and all adjournments or postponements thereof, as follows:

For With- hold For All

Except

1. ELECTION OF DIRECTORS: With- For All For hold Except

Brian K. Hutchison David J. Simpson

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For Against Abstain

2. PROPOSAL TO APPROVE THE REGENERATION TECHNOLOGIES, INC. 2004 EQUITY INCENTIVE PLAN

3. In their discretion, upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1 and 2 above. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2.

Any and all proxies heretofore given by the undersigned are hereby revoked.

Please be sure to sign and date Date this Proxy in the box below.

Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

REGENERATION TECHNOLOGIES, INC.

Please sign exactly as your name(s) appear hereon. If shares are held by two or more persons each should sign.Trustees, executors and other fiduciaries should indicate their capacity. Sharesheld by corporations, partnerships, associations, etc. should be signed by an authorized person, giving full title or authority.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.